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                                                                      Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                           Jurisdiction in which
                                                           Corporate Name
                                                           Incorporated

PHARMACIA & UPJOHN, INC.                                   Delaware (Parent)

Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 1998:

Pharmacia & Upjohn (Perth) Pty Ltd                      Australia
Pharmacia & Upjohn Pty Ltd                              Australia
Pharmacia & Upjohn N.V./S.A.                            Belgium
Pharmacia & Upjohn Coordination Center N.V.             Belgium
Pharmacia & Upjohn Ltda.                                Brazil
Pharmacia & Upjohn Inc.                                 Canada
Sino-Swed Pharmaceutical Corporation Ltd                China
Upjohn Suzhou Pharmaceutical Co Ltd                     China
Pharmacia & Upjohn GmbH                                 Germany
Pharmacia & Upjohn S.A.                                 Spain
Pharmacia & Upjohn S.A.                                 France
Pharmacia & Upjohn Limited                              United Kingdom
Pharmacia UK Ltd                                        United Kingdom
Pharmacia & Upjohn Cork Ltd                             Ireland
Prosec (Ireland) Ltd                                    Ireland
Pharmacia & Upjohn S.p.A.                               Italy
Pharmacia & Upjohn Ltd                                  Japan
Pro Re (Luxembourg) S.A.                                Luxembourg
Pharmacia & Upjohn S.A.                                 Luxembourg
Pharmacia & Upjohn S.A. de C.V.                         Mexico
Pharmacia & Upjohn Holdings BV                          Netherlands
Pharmacia & Upjohn International N.V.                   Netherlands
Pharmacia & Upjohn Financial Services B.V.              Netherlands
Pharmacia & Upjohn AS                                   Norway
Pharmacia & Upjohn, Inc.                                Philippines
Pharmacia & Upjohn Caribe Inc.                          Puerto Rico
Pharmacia & Upjohn AB                                   Sweden
Pharmacia Biosystems AB                                 Sweden
Pharmacia & Upjohn Treasury Services AB                 Sweden
Kabi Pharmacia Peptide Hormones AB                      Sweden
Sopaco S.A.                                             Switzerland
P&UFSC Inc. (Foreign Sales Corporation)                 Virgin Islands
Pharmacia & Upjohn ABBV LLC                             Delaware
Pharmacia & Upjohn Company                              Delaware
Upjohn International Inc.                               Michigan
Pharmacia & Upjohn Inter-American Corporation           Michigan
Pharmacia & Upjohn Trading Company                      Michigan
Pharmacia & Upjohn Holding Company                      Delaware
The Upjohn Manufacturing Company                        Delaware
The Upjohn Holding Company M                            Delaware
Greenstone Ltd.                                         Delaware
Sugen, Inc.                                             Delaware